UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 8, 2026

METAVIA INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-37809	47-2389984
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

545 Concord Avenue, Suite 210 Cambridge, Massachusetts (Address of principal executive offices)		02138 (Zip Code)

(857) 702-9600

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	MTVA	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 8, 2026, at the 2026 virtual annual meeting of stockholders (the “Annual Meeting”) of MetaVia Inc. (the “Company”), the stockholders of the Company approved the first amendment (the “First Amendment”) to the MetaVia Inc. 2022 Amended and Restated Equity Incentive Plan, as amended on November 29, 2024 (the “2022 Equity Incentive Plan”), which was previously approved by the Board of Directors of the Company. The First Amendment became effective upon stockholder approval, and provides for an increase in the aggregate number of shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), that may be issued pursuant to the 2022 Equity Incentive Plan by 200,000 shares.

Except as amended by the First Amendment, the other terms of the 2022 Equity Incentive Plan remain in full force and effect. A description of the terms of the First Amendment and 2022 Equity Incentive Plan is included in “Proposal 4 Approval of the First Amendment to Our 2022 Equity Incentive Plan” in the Company’s definitive proxy statement for the Annual Meeting filed with the Securities and Exchange Commission on April 27, 2026 (the “Proxy Statement”), which description is incorporated herein by reference. Such description is a summary only and is qualified in its entirety by reference to the full text of the First Amendment and 2022 Equity Incentive Plan included in such definitive proxy statement. The First Amendment is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

On June 8, 2026, the Company held its Annual Meeting, whereby the Company’s stockholders voted on five proposals at the Annual Meeting as set forth below, each of which is described in more detail in the Proxy Statement. There were 2,866,545 shares of Common Stock present and entitled to vote at the Annual Meeting, online or by proxy, which constituted a quorum for the transaction of business. In deciding the proposals at the Annual Meeting, each share of Common Stock represented one vote.

At the Annual Meeting, the Company’s stockholders voted on the following proposals:

1.	To elect two Class I directors, each to serve a three-year term until the 2029 annual meeting of stockholders and until the election and qualification of such director’s successor, or such director’s earlier death, resignation, or removal (the “Class I Directors Proposal”);

2.	To ratify the appointment of BDO USA, P.C. as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026;

3.	To approve an amendment to the Company’s Third Amended and Restated Certificate of Incorporation, as amended, to effect a reverse split of the Company’s outstanding Common Stock at a ratio in the range of 1-for-5 to 1-for-22 to be determined at the discretion of the Company’s Board of Directors, whereby each outstanding 5 to 22 shares of Common Stock would be combined, converted and changed into one share of the Company’s Common Stock (the “Reverse Stock Split Proposal”);

4.	To approve the First Amendment to the 2022 Equity Incentive Plan to increase the aggregate number of shares of Common Stock that may be issued pursuant to awards by 200,000 shares of Common Stock (the “Equity Plan Proposal”); and

5.	To authorize one or more adjournments of the Annual Meeting to solicit additional proxies in the event there are insufficient votes to approve Proposals 3 and 4 described above (the “Adjournment Proposal”).

The voting results at the Annual Meeting are shown below:

Proposal 1—The Class I Directors Proposal.

Class I Nominees	Votes For	Votes Withheld	Broker Non-Votes
D. Gordon Strickland	1,927,368	7,372	931,805
James P. Tursi, M.D.	1,926,735	8,005	931,805

D. Gordon Strickland and James P. Tursi, M.D. were elected as Class I directors to serve until the 2029 annual meeting of stockholders.

Proposal 2—Ratification of the appointment of BDO USA, P.C. as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026.

Votes For	Votes Against	Abstentions
2,772,109	89,718	4,718

The stockholders ratified the appointment of BDO USA, P.C. as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026. There were no broker non-votes on this matter.

Proposal 3— The Reverse Stock Split Proposal.

Votes For	Votes Against	Abstentions
2,472,949	373,239	20,357

The stockholders approved the Reverse Stock Split Proposal. There were no broker non-votes on this matter.

Proposal 4—The Equity Plan Proposal.

Votes For	Votes Against	Abstentions	Broker Non-Votes
1,893,233	35,799	5,708	931,805

The stockholders approved the Equity Plan Proposal.

Proposal 5—The Adjournment Proposal.

Votes For	Votes Against	Abstentions	Broker Non-Votes
1,902,616	29,372	2,752	931,805

The stockholders approved the Adjournment Proposal.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Exhibit Description
10.1	First Amendment to the MetaVia Inc. Amended and Restated 2022 Equity Incentive Plan.
104	Cover Page Interactive Data File (embedded within Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

METAVIA INC.

Date: June 8, 2026	By:	/s/ Hyung Heon Kim
Hyung Heon Kim
President and Chief Executive Officer